SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 24, 2005

MERCANTILE BANKSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

0-5127	52-0898572
(Commission File Number)	(IRS Employer Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203	21203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 237-5900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 24, 2005, Mercantile Bankshares Corporation, a Maryland corporation (“Bankshares”), Mercantile-Safe Deposit and Trust Company, a wholly-owned subsidiary of Bankshares and a Maryland bank (“Merc-Safe”) and Community Bank of Northern Virginia, a Virginia bank (“Community Bank”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  In connection with the execution of the Merger Agreement, (i) certain Community Bank shareholders entered into a Voting Agreement with Bankshares dated as of January 24, 2005 (the “Voting Agreement”) and (ii) David P. Summers, President and CEO of Community Bank, Thomas F. Lackey, Senior Retail Banking Officer of Community Bank, and Christopher D. Mortenson, Senior Loan Officer of Community Bank, each entered into executive employment agreements dated as of January 24, 2005.

 The Merger Agreement

The Merger Agreement provides for a business combination whereby Community Bank will merge with and into Merc-Safe, with Merc-Safe surviving as a wholly-owned subsidiary of Bankshares (the “Merger”).  The Board of Directors of Bankshares has approved the Merger and the Merger Agreement.

At the effective time and as a result of the Merger, each outstanding share of Community Bank’s common stock (the “Bank Shares”) will be converted into the right to receive either (i) $20.375 in cash without interest (the “Cash Election Price”), or (ii) .4005 of Bankshares’ common stock (the “Exchange Ratio”, and together with the Cash Election Price, the “Merger Consideration”).  Each shareholder of Community Bank will be entitled to elect the number of its Bank Shares to be exchanged for the Cash Election Price or to make no election, subject to a proration which will provide that the aggregate Merger Consideration exchanged for the Bank Shares outstanding at the closing of the Merger will be allocated as 40% cash and 60% of Bankshares’ common stock.  The Merger will be tax-free to the shareholders of Community Bank, as to the portion of the Merger Consideration received as Bankshares common stock.  Outstanding Community Bank stock options will be “rolled over” into stock options of Bankshares.

Bankshares and Community Bank have made customary representations, warranties and covenants in the Merger Agreement, including, among others, Community Bank covenants (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions, (ii) to cause a Community Bank shareholder meeting to be held to consider approval of the Merger, and (iii) subject to certain exceptions, for Community Bank’s board of directors to recommend adoption and approval by its shareholders of the Merger Agreement.

Consummation of the Merger is subject to various customary conditions which include: the approval by the shareholders of Community Bank; no legal impediment to the Merger; the receipt of required regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Bank Holding Company Act of 1956 and the Bank Merger Act.  The Merger Agreement contains certain termination rights for both Bankshares and Community Bank, and further provides that, upon termination of the Merger Agreement under specified circumstances, Community Bank may be required to pay Bankshares a termination fee of up to $7,000,000.

A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Voting Agreement

Certain shareholders of Community Bank, each of whom is also a director, will execute and deliver the Voting Agreement with respect to their Bank Shares which requires that such shareholders vote for approval of the Merger and the Merger Agreement.  Such shareholders collectively own approximately 30% of the outstanding Bank Shares.  The Voting Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

Item 7.01. Regulation FD Disclosure

On January 25, 2004, in connection with the proposed transaction described above, Bankshares conducted an investor presentation to shareholders.  The investor presentation materials prepared by Bankshares are attached as Exhibit 99.1 and are incorporated herein by reference.

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about (i) the benefits of the Merger between Bankshares and Community Bank, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Bankshares’ and Community Bank’s plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements.  These forward-looking statements are based on the current beliefs and expectations of the respective managements of Bankshares and Community Bank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:  (1) the businesses of Bankshares and Community Bank may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger; (5) the shareholders of Community Bank may fail to approve the Merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Bankshares’ and Community Bank’s markets; and (10) the risk of an economic slowdown that would adversely affect credit quality and loan originations.  Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Bankshares with the Securities and Exchange Commission and available on the SEC’s Internet site (www.sec.gov) and by Community Bank with the Federal Deposit Insurance Corporation and available on Community Bank’s Internet site (www.cbnv.com).

Bankshares and Community Bank caution that the foregoing list of factors is not exclusive.  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Bankshares or Community Bank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.  Bankshares and Community Bank do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 8.01. Other Events.

On January 25, 2005, Bankshares and Community Bank issued a joint press release announcing the execution of the Merger Agreement and related documents.  The press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Community Bank and Bankshares intend to file with the SEC and FDIC a proxy statement/prospectus and other relevant materials in connection with the Merger, which will serve as Community Bank’s proxy statement and Bankshares’ prospectus.  The proxy statement/prospectus will be mailed to the shareholders of Community Bank.  Investors and security holders of Community Bank are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Community Bank, Bankshares and the Merger.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Community Bank or Bankshares may be obtained free of charge at the SEC’s Internet site at www.sec.gov or at the Community Bank Internet site at www.cbnv.com.  In addition, investors and security holders may obtain free copies of the documents filed with the FDIC by Community Bank by contacting Dale Phelps, Community Bank of Northern Virginia, 107 Free Court, Sterling, VA 20164, telephone 703-444-7634 or from Community Bank’s Internet site at www.cbnv.com.  Investors and security holders may obtain free copies of the documents filed with the SEC by Bankshares by contacting David Borowy, Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, MD 21201, telephone 410-347-8039 or from Bankshares’ Internet site at www.mrbk.com/invest/sec.html.

Community Bank and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Community Bank in connection with the merger.  Information about the directors and executive officers of Community Bank and their ownership of Community Bank common stock is set forth in the proxy statement, dated April 30, 2004, for Community Bank’s 2004 annual meeting of shareholders, as filed with the FDIC on a Schedule 14A and available on Community Bank’s Internet site.  Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.

Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 24, 2005, among Community Bank of Northern Virginia, Mercantile Bankshares Corporation and Mercantile-Safe Deposit and Trust Company.

10.1	Voting Agreement, dated as of January 24, 2005, among Mercantile Bankshares Corporation, Cyrus Katzen and David A. Dickens.

99.1	Investor presentation, dated January 25, 2005.

99.2	Press Release issued jointly by Mercantile Bankshares Corporation and Community Bank of Northern Virginia, dated January 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bankshares Corporation

Date:	January 25, 2005	By:	/s/ Terry L. Troupe
			Name:	Terry L. Troupe
			Title:	Chief Financial Officer and Treasurer